UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Avalara, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following communication was made by or on behalf of Avalara, Inc. on September 27, 2022.

Dear Shareholders, The Avalara Special Meeting of Shareholders to vote on our pending all-cash transaction with Vista Equity Partners is fast approaching on October 14, 2022. Your vote is extremely important, no matter how many shares you own. The Avalara Board of Directors unanimously recommends you vote “FOR” the Merger Proposal today. Significant, Certain and Premium Value for your Shares With assistance from independent outside advisors, the Avalara Board conducted a comprehensive sale process as well as a thoughtful evaluation of Avalara’s current and future business prospects. After thorough review, the Avalara Board unanimously determined that the $93.50 per share all-cash transaction is in the best interests of all Avalara shareholders and maximizes the value of your shares. The all-cash nature of this transaction means that you will receive $93.50 in cash for each share of Avalara common stock you own. The purchase price represents a 27% premium to Avalara’s closing share price on July 6, 2022, the last trading day prior to media reports regarding a potential transaction. Time is Short and Your Vote is Extremely Important! Vote Today “FOR” the Value Maximizing Transaction with Vista to Receive $93.50 for Each Share of Avalara Common Stock You Own! The fastest and easiest way to vote is via internet. Simply follow the instructions on the enclosed proxy card, voter instruction form, or email as soon as possible. You may also sign, date, and mail the enclosed proxy card in the postage-paid envelope provided. If you have any questions or need assistance voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated. You may call toll-free from the U.S. or Canada at (877) 687-1873 or +1 (412) 232-3651 from other locations. Thank you for your continued support of Avalara. Sincerely, The Board of Directors of Avalara

Additional Information and Where to Find It This communication has been prepared in respect of the proposed transaction involving Avalara, Inc. (“Avalara”) and affiliates of Vista Equity Partners and does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Avalara filed a definitive proxy statement on Schedule 14A on September 12, 2022 (the “Proxy Statement”) relating to a special meeting of its shareholders with the Securities and Exchange Commission (the “SEC”). Additionally, Avalara may file other relevant materials in connection with the transaction with the SEC. Shareholders of Avalara are urged to read carefully and in their entirety the Proxy Statement and any other relevant materials filed or that will be filed with the SEC when they become available because they contain or will contain important information about the proposed transaction and related matters. The Proxy Statement has been filed with the SEC and mailed or otherwise made available to Avalara shareholders. Shareholders will be able to obtain a copy of the Proxy Statement, as well as other filings containing information about the transaction that are filed by Avalara with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of Avalara’s website at http://investor.avalara.com/. Participants in the Solicitation Avalara and its directors, executive officers, and certain other members of management and employees of Avalara may be deemed to be participants in the solicitation of proxies from the shareholders of Avalara in respect of the proposed transaction. Information about Avalara’s directors and executive officers is set forth in the proxy statement for Avalara’s 2022 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2022. Other information regarding the persons who may, under the rules of the SEC, be considered participants in the proxy solicitation and a description of their interests is contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction. Safe Harbor for Forward-Looking Statements Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding Avalara’s expectations regarding the proposed transaction with affiliates of Vista Equity Partners and the future performance and financial results of Avalara’s business and other non-historical statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Avalara cautions readers of this communication that such “forward looking statements”, wherever they occur in this communication or in other statements attributable to Avalara, are necessarily estimates reflecting the judgment of Avalara’s senior management and are based on Avalara’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Avalara’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) the failure to obtain approval of the proposed transaction by Avalara shareholders; (iii) the failure to obtain required regulatory approval to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger; (iv) the risk that the proposed merger will not be consummated in a timely manner, including if the debt and equity financing for the proposed transaction is not funded in accordance with their respective terms; (v) the effect of the announcement of the proposed transaction on the ability of Avalara to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (vi) the response of competitors to the proposed transaction; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (viii) the ability to meet expectations regarding the timing and completion of the proposed transaction; (ix) significant costs associated with the proposed transaction; (x) potential litigation relating to the proposed transaction; and (xi) restrictions during the pendency of the proposed transaction that may impact Avalara’s ability to pursue certain business opportunities. Additional factors that could cause Avalara’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of Avalara’s Annual Report on Form 10-K for the period ended December 31, 2021, Quarterly Report on Form 10-Q for the period ended March 31, 2022 and Quarterly Report on Form 10-Q for the period ended on June 30, 2022, as such factors may be further updated from time to time in Avalara’s other filings with the SEC. These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Avalara’s filings with the SEC. As a result of such risks, uncertainties and factors, Avalara’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Avalara is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise.